Listing Report:Supplement No. 48 dated Sep 08, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 385419
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	8.08%	Starting borrower rate/APR:	9.08% / 12.62%	Starting monthly payment:	$31.84

Auction yield range:	3.18% - 8.08%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Sep-2007	Debt/Income ratio:	Not calculated
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	3 / 3	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$76	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	thegreatstrafe	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Establish a Reputation
Purpose of loan:
This loan will be used to? To establish a reputation as a borrower in case a borrowing need ever arisesI

My financial situation:
I am a good candidate for this loan because?? I am Responsible with Money and this loan will be paid on time because I have employment and have never?made a late payment before.

Monthly net income:?
?Approx $800 montly from part-time work at Wal-Mart????????

Monthly expenses: $?
??None- live with parents... no bills (lucky me)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421173
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$222.98

Auction yield range:	11.18% - 19.00%	Estimated loss impact:	10.45%
Lender servicing fee:	1.00%	Estimated return:	8.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-1997	Debt/Income ratio:	Not calculated
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	37	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$33,578	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	steelersfan26	Borrower's state:	Arizona	Borrower's group:	PsychDoc's Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to get a head start in paying off credit cards. I have finally graduated from college and I need a set plan to get my credit cards paid off.?I am tired of carrying these balances and want to be rid of credit card debt forever.? I just want to get my family's "new life" off to a good start.

My financial situation:
I am a good candidate for this loan because I always make my payments, and always make them on time.? I am also going to be starting a new job shortly making much more money than I am currently making.? My wife and I are also putting our condo up for sale next week and moving in with her parents (next week also).? This will save us quite a bit of money each month, which I will use to pay back this loan as soon as possible.

I don't know why my Prosper rating is a D.? My credit rating is 700.

Monthly net income: $ 3200

Monthly expenses: $
??Housing: $ 612
??Insurance: $ 80
??Car expenses: $ 300
??Utilities: $ 0
??Phone, cable, internet: $ 0?
??Credit cards and other loans: $?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423165
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jan-1974	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	15 / 15	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	44	Length of status:	27y 6m
Amount delinquent:	$179	Revolving credit balance:	$14,468	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	59%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	marketplace-dojo4	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Working capital for business
Purpose of loan:
This loan will be used to provide working capital to allow me to expand my client base.? The funds will be used for advertising, carrying additional accounts receivable, updating some very old office equipment, and consolidation of some existing bills.

My financial situation:
I am a good candidate for this loan because I have been in business for 27 years.?My existing client base and income is stable.? I keep my office overhead low and financial committments under control.? $179 of my existing monthly loan payments will be paid off in 10 months and an additional $241 monthly loan payment will be paid off in less than?2 years, freeing up additional income.? I have recently picked up additional accounting work that will generate?$800 to $1,000 in fees every month.? Also, I am a licensed credit counselor.? We provide housing counseling and credit counseling.? With the economic downturn, we have been providing more services at little or no charge in order to help people stay in their homes.? This loan would help us also to offset some of those costs while our accounting business grows.

Monthly net income: $ 4800

Monthly expenses: $
??Housing: $ 935
??Insurance: $ 142
??Car expenses: $ 250
??Utilities: $?260
??Phone, cable, internet: $ 145
??Food, entertainment: $ 400
??Clothing, household expenses $?125
??Credit cards and other loans: $ 819
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423225
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,800.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$73.85

Auction yield range:	11.18% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1987	Debt/Income ratio:	32%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	25	Length of status:	13y 7m
Amount delinquent:	$0	Revolving credit balance:	$7,221	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	92%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	6	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Critter1963	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	660-680 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	640-660 (May-2008)
Principal balance:	$2,347.17	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Debt consolidation
Purpose of loan:
This loan will be used to? Debt Consolidation??????

My financial situation:
I am a good candidate for this loan because? It is very?important for me?to pay my bills on time.? I have worked at the same job for over 13 years which shows dedication and stability.? I take my financial obligations seriously.? I make sure my bills are paid?first and on time.? I have a previous Prosper loan and every payment has been paid on time and I have never missed a payment.?

Monthly net income: $ 2398

Monthly expenses: $
??Housing: $ 582.50
??Insurance: $ 102.50
??Car expenses: $?308
??Utilities: $ 100
??Phone, cable, internet: $ 83
??Food, entertainment: $?160
??Clothing, household expenses $?40
??Credit cards and other loans: $ 15
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423231
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$248.80

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Sep-2006	Debt/Income ratio:	40%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	2 / 2	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	adaptable-affluence	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Promotion for the Fall
Purpose of loan:
This loan will be used to fund marketing and operational expenses including recording, mixing, and mastering recordings, producers Fees, artist expenses, travel costs, Artwork and Design (including pack design, photography,websites,logos,promotional materials), radio and TV promotion for records or videos(plugging), Press (PR), direct Marketing (below the line) promotion of our product, and distribution fees?

My financial situation:
I am a good candidate for this loan because I am honest and trustworthy. I will be a graduating from college next spring with a major in economics with a grade point average of 3.6 on a 4.0 scale. I plan to work hard to make this business a success. I have over three years experience in the music business industry supplemented by more than 10 business courses including managerial accounting, financial accounting, and corporate finance. I plan to make minimum monthly payments of $100 in repayment of this loan. As the business grows, I plan to increase those monthly payments gradually.

Monthly Expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 200
??Utilities: $ 0
Phone, cable, internet: $0
??Food, entertainment: $100
??Clothing, household expenses $ 50
??Credit cards and other loans: $0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423237
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1985	Debt/Income ratio:	24%
Credit score:	620-640 (Sep-2009)	Current / open credit lines:	8 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	9y 0m
Amount delinquent:	$0	Revolving credit balance:	$4,142	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	104%	Stated income:	$1-$24,999
Delinquencies in last 7y:	9	Homeownership:	No
Inquiries last 6m:	0
Screen name:	dreamweaver43	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 92% )	620-640 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	1 ( 8% )	580-600 (Jul-2008) 580-600 (Jun-2008)
Principal balance:	$524.95	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Needing a van for our family
Purpose of loan:
This loan will be used to?? purchase a van

My financial situation:
I am a good candidate for this loan because? because I intend to pay this on time

Monthly net income: $ 1474.00 plus husbands income of 2200.00

Monthly expenses: $?
??Housing: $ 400.00
??Insurance: $ 50.00
??Car expenses: $ 80.00
??Utilities: $ 230.00
??Phone, cable, internet: $ 55.
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 75..00
??Credit cards and other loans: $ 300.00
??Other expenses: $ 50.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423243
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,250.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.55%	Starting borrower rate/APR:	25.55% / 27.86%	Starting monthly payment:	$370.47

Auction yield range:	11.18% - 24.55%	Estimated loss impact:	10.61%
Lender servicing fee:	1.00%	Estimated return:	13.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Sep-1999	Debt/Income ratio:	19%
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	39	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$5,340	Occupation:	Analyst
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	64%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	embrown	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	13 ( 100% )	740-760 (Latest)
Principal borrowed:	$1,800.00	< mo. late:	0 ( 0% )	680-700 (Dec-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Combining Student Loan debt
Purpose of loan:
This loan will be used to combine student loan debt used to complete my MBA in Finance through the University of St. Thomas.? I completed my degree this summer and am starting to pay down the money borrowed which wasn't covered by my employer.? The debt is from a few different lenders as well as a credit card used for the all too expensive textbook purchases.

My financial situation:
I am a good candidate for this loan because I have a job, have received a Prosper loan previously and paid it off timely and will absolutely do the same again.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423255
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$215.61

Auction yield range:	11.18% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jan-1972	Debt/Income ratio:	17%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	22 / 18	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	2y 8m
Amount delinquent:	$0	Revolving credit balance:	$22,280	Occupation:	Executive
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	61%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	garwest	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 93% )	700-720 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	1 ( 7% )	680-700 (Jun-2008) 680-700 (Mar-2008) 660-680 (Dec-2007)
Principal balance:	$3,521.31	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Property Tax and Child Tuition
Purpose of loan: This loan will be use to pay current Real Estate Taxes and the remainder of my Daughter's Tuition for her Senior year in College.

My financial situation: I am a good candidate for this loan because I have become successful with a mortgage broker. With the indepenced he allows me and the timely way he pays my earnings, I am able to generate an average of $10,000 per month. I intend to remain in this position for the rest of my career. I sold a business at a distress price some years ago and we are still rebuilding reserve cash. Our family is on the verge of turning the corner to recovery from a disastrous financial period from that transaction. This loan will allow us to continue and finalize this healing. This loan will be deeply appreciated.

Monthly net income: $?10,000?
Monthly expenses:

Housing: $ 2,100??
Insurance: $ 500??
Car expenses: $ 500???
Utilities: $ 225??
Phone, cable, internet: $ 150??
Food, entertainment: $ 500??
Clothing, household expenses $ 400??
Credit cards and other loans: $ 1,000??
Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423261
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$92.91

Auction yield range:	11.18% - 19.00%	Estimated loss impact:	10.45%
Lender servicing fee:	1.00%	Estimated return:	8.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1989	Debt/Income ratio:	141%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	5 / 5	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	6y 0m
Amount delinquent:	$0	Revolving credit balance:	$6,852	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	91%	Stated income:	$1-$24,999
Delinquencies in last 7y:	13	Homeownership:	No
Inquiries last 6m:	0
Screen name:	ginaleza	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	640-660 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	640-660 (Apr-2008)
Principal balance:	$4,361.07	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Paying off a credit card
Purpose of loan:
I am getting rid of another credit card to place me in better standing and more out of debt. It will also allow me the ability to give my grandfather a good 95th birthday.

My financial situation:
I am a good candidate for this loan because I am focused on becoming financially free and have many resources for an income, even with part time employment. Over the summer I will be working for the Cleveland Public Library as a teacher for art experiences throughout each branch and with a summer camp program at Rainey Institute, as well a with another non-profit art organization. I dedicate my talents to the community and place my family as priority so my time is divided but devoted between them. Part time work allows for flexibility of time more than consistency in money. However, with an MFA under my belt my time, when paid for is decent.

Monthly net income: $ 600.00 without considering child support (this will change during the summer)

Monthly expenses: $
??Housing: $?0.00
??Insurance: $ 60.00 life insurance?I am on medicaid for health insurance?
??Car expenses: $ 100.00 gas and insurance? -all approximations rounded up per month
??Utilities: $ 75.00
??Food, entertainment: $ food stamps
? household expenses $ 60.00
??Credit cards and other loans: $ 170.00 for all per month at the lowest payment
??Other expenses: $ 50.00 art supplies not a monthly expense
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423317
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1978	Debt/Income ratio:	31%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	34	Length of status:	1y 6m
Amount delinquent:	$678	Revolving credit balance:	$6,852	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	86%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	4	Homeownership:	No
Inquiries last 6m:	2
Screen name:	CookieDL	Borrower's state:	NewMexico	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	700-720 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	660-680 (Sep-2008) 600-620 (Jul-2007)
Principal balance:	$2,082.04	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
My New Home!!
Purpose of loan:

Hi and thank you for viewing my listing. I am a divorced, self supported woman who is very near a lifetime goal, thanks in part to Prosper.Two years ago, I was approved for a loan from Prosper which helped me pay off a large amount a debt, enabling me to make timely payments to the creditors I had left, including Prosper, and save a bit of money to buy a house of my own. I am now a stable financial and was progressing towards my goal when I found out I need even more than was first determined for my closing costs. I do not want to put this off any further because I will lose the opportunity to received the $*K tax credit with a home purchase prior to November 30, 2009. I am a professional in the Human Resources field, and am currently employed as a Human Resources Manager at a solar solutions company.?? I have a graduate degree in Human Resources.? I am a tremendously responsible person and have never missed a payment to Prosper. I will continue to make timely pymts to Prosper and all outstanding debts, some of which are very close to being paid off. I have a very dependable job, a monthly pension from a previous job and guaranteed income.?I would use the Prosper Loan for closing costs on my house??
$3000 Total amount needed for closing costs (asking for a $3000 loan)

Current monthly net income is $3723.00

My monthly budget:
$650 Rent
$900 Debt not paid off by loan
$60 Cable
$100 Auto Insurance
$100 Electric/Gas
$75 Life Insurance
$360 Car Pymt
$50 Internet
$95 Phone
$80 Prescriptions
$225 Food
$360 IRS
$100 Household Goods
$50 Pet Supplies
$150 Loan
$3355 total monthly expenses

As you can see, I have over $350. left over to be used, not only for my Prosper Pymt, but for savings/ emergencies, I can move into my new home!I promise that my pymts to Prosper will be my top priority each mo. In fact, I am going to have Prosper automatically withdraw my pymt. each mo. so that everyone, including myself, knows that my pymt. will be made on time. Thank you again for viewing my listing and God Bless!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423379
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Dec-1993	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	5 / 5	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	30	Length of status:	10y 5m
Amount delinquent:	$0	Revolving credit balance:	$2,238	Stated income:	Not employed
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	72%
Delinquencies in last 7y:	14	Homeownership:	No
Inquiries last 6m:	2
Screen name:	delectable-responsibility	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off my credit cards
Purpose of loan:
This loan will be used to?pay off my credit cards to one payment a month

My financial situation:
I am a good candidate for this loan because?I get a monthly pay from ssdi a month

Monthly net income: $ 1244.00

Monthly expenses: $
??Housing: $ 303
??Insurance: $ 70.50
??Car expense $'279.40
??Utilities: $ 50.00
??Phone, cable, internet: $ 77.00
??Food, entertainment: $50.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $60.00
??Other expenses: $ 50.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423385
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$497.60

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jan-1979	Debt/Income ratio:	13%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	6 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	23y 7m
Amount delinquent:	$0	Revolving credit balance:	$39,886	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	13
Screen name:	truth-sorcerer	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fixing Damaged Garage and Siding
Purpose of loan:
This loan will be used to fix my garage. I had an unfortunate accident and my garage has a gaping hole and it has damaged the side of the house as well. This loan will be used for repairs, I will be doing some of the work but will need to hire outside help, because there is only so much that I can do myself.

My financial situation:
I am a good candidate for this loan because I've been employed for over 20 years consecutively. I have my own marketing and public relations firm and have been able to be successful in the process. I am trying to avoid using funding from the business, because of the current economic downturn and don't want to put any risk on the business and employees to fix my house. I have wonderful repayment history and have always been a timely and prompt person in business and as a consumer to which my credit will attest.

Monthly net income: $4300

Monthly expenses: $
??Housing: $750
??Insurance: $ 300
??Car expenses: $ 0 ????
??Utilities: $ 230
??Phone, cable, internet: $150
??Food, entertainment: $ 200
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 250
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423391
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,400.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$98.47

Auction yield range:	11.18% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-1996	Debt/Income ratio:	9%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	16 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	9y 5m
Amount delinquent:	$0	Revolving credit balance:	$12,845	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	ZiggySD	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	33 ( 100% )	660-680 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	560-580 (Nov-2007) 600-620 (Nov-2006)
Principal balance:	$416.95	1+ mo. late:	0 ( 0% )
Total payments billed:	33
Description
Credit Card Consolidation

I am looking for a loan to pay off my high interest credit card debt . In particular, I have 2 credit cards with a combined balance of $2400 with an average rate of 28%.

I have an existing Prosper loan that I will be paid off in November of this year. I have never missed or been late on my loan. Since obtaining my first Prosper loan, my credit rating has increased dramatically. All derogatory items on my credit report are from more than 4 years ago and I am now in much better financial shape.

My monthly net income is $4,789. My monthly expenses are as follows--

Mortgage: $ 1300

Property taxes: $500

Utilities: $ 200

Food: $ 400

Transportation: $ 180 (fuel, insurance)

Entertainment: $ 400

Cable/Phone/Internet: $ 130

Clothing: $ 80

Credit cards/loans: $ 600 (this amount includes all of my credit cards and my existing Prosper loan which will be paid off in 3 months)

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423407
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,800.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$126.66

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jul-1988	Debt/Income ratio:	13%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	19y 11m
Amount delinquent:	$0	Revolving credit balance:	$3,067	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	6	Homeownership:	No
Inquiries last 6m:	3
Screen name:	blondie08	Borrower's state:	California	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	600-620 (Latest)
Principal borrowed:	$3,400.00	< mo. late:	0 ( 0% )	620-640 (Oct-2007)
Principal balance:	$1,749.62	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Current Borrower in Good Standing
Hello and thank you for taking the time to view my listing.? I am a current borrowerer with an active loan and a great payment history.?I am still have a good job with the same company.? You helped me slay?my payday loans before and now? I would like to pay off some high interest rate credit cards.???I would rather pay Prosper than the credit card companies.? Once these are paid they are going into a drawer never to be used again because the interest rates are so high.? You helped me once before and I would like to ask for your help again.? Thank you for your consideration Listed are the credit cards $1099?to HSBC,??Credit One $589.00, Merrick Bank $700.00 and Capital One $250. Net Income $3620Rent $786

Insurance $146 (includes car and renters)Utilities $120Phone and Internet $170

Food and Entertainment $250Credit Card? and Loans?? $520 includes payments on cards listed above)

Current Prospect Loan 133

Saving $50-75per paycheck
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423409
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jun-1993	Debt/Income ratio:	Not calculated
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	15 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	3y 3m
Amount delinquent:	$0	Revolving credit balance:	$38,276	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	72%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	receptive-dime	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a preowned camper for family
Purpose of loan:
This loan will be used to?purchase a preowned travel trailer to take weekend family vacations.? I am a self-employed childcare provider with a BA in Psychology, and my husband is a Police Officer.?

My financial situation:
I am a good candidate for this loan because?we are in the process of paying off our credit cards we used while getting my business going and used to make several home improvements for my home business.? We have the income to repay the loan, we don't pay our bills late but with my self-employment banks don't give us the time of day.? The travel trailer we are looking to purchase is 10,500.00 and we already have $6500.00 so we are looking within our financial means.

Monthly net income: $ 4600.00

Monthly expenses: $
??Housing: $ 1400.00
??Insurance: $ 200.00
??Car expenses: $ 100.00
??Utilities: $ 800.00
??Phone, cable, internet: $ 160.00
??Food, entertainment: $ 600.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 400.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423557
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.32%	Starting borrower rate/APR:	32.32% / 34.73%	Starting monthly payment:	$459.19

Auction yield range:	11.18% - 31.32%	Estimated loss impact:	10.79%
Lender servicing fee:	1.00%	Estimated return:	20.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-1997	Debt/Income ratio:	32%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	2y 1m
Amount delinquent:	$0	Revolving credit balance:	$6,282	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	21%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	rjvi45	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 95% )	700-720 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	1 ( 5% )	640-660 (Nov-2007)
Principal balance:	$2,526.26	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
CREDIT CARDS AND DENTAL BILL
Purpose of loan:
This loan will be used to?PAY OFF CREDIT CARDS AND GET DENTAL WORK THAT IS BADLEY NEEDED. I HAVE SPENT OVER 15,000?DOLLARS ON MY 3 CHRILDRENS DENTAL WORK WITH BRACES...ETC. AND HAVE LET MY DENTAL WORK GO, NOW?IT IS NOT AN OPTION I HAVE TO HAVE THIS WORK DONE?

My financial situation:
I am a good candidate for this loan because? I PAY MY BILLS ON TIME ALL THE TIME, NOT JUST ONCE IN A WHILE. MY JOB IS SECURE AND I MAKE A DECENT LIVING. GOOD CREIT IS A MUST IN THIS DAY AND TIME. AND I HAVE WORKED HARD TO ACHIEVE IT, I CAN ASSURE YOUR LOAN IS SAFE I AM A CREDIT NUT! I MONITOR MY CREDIT EVERY 2 DAYS. I HAVE A GOOD 401 K AND? MY HOUSE IS PAID FOR. CURRENT VALUE IS 230.000.?????????????.?

Monthly net income: $ 5200

Monthly expenses: $
??Housing: $ 160 TAXES AND INSURANCE
??Insurance: $ 100
??Car expenses: $ 600
??Utilities: $ 300
??Phone, cable, internet: $ 60
??Food, entertainment: $ 400
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 400
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423563
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	17.50%	Starting borrower rate/APR:	18.50% / 20.72%	Starting monthly payment:	$109.21

Auction yield range:	4.18% - 17.50%	Estimated loss impact:	2.17%
Lender servicing fee:	1.00%	Estimated return:	15.33%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1991	Debt/Income ratio:	16%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	6 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	2y 1m
Amount delinquent:	$0	Revolving credit balance:	$16,819	Occupation:	Food Service Manage...
Public records last 12m / 10y:	1/ 3	Bankcard utilization:	95%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	red-benefit-temple	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Will Pay Back in full in 3 months!
Purpose of loan:
I?had my wages garnished for $1324 for?South Carolina taxes.? It comes only?3 months before I get a buyout check from a previous employer worth over $30000.? That is right $30000.? No extra zero.? It just caught me off guard?and I need a little money to not fall behind on my bills.?

My financial situation:
I am a good candidate for this loan because I am gainfully employed.? I have only had 3 different employers since 1993.? I have a guaranteed promissory note coming on December 5th 2009.? You will be paid in full on that day.? There is no risk in this loan.? I can provide a copy of the note.? It is non transferable which is why banks have a hard time using it as collateral.? Thank you for your consideration.

Monthly net income: $ 4200

Monthly expenses: $
??Housing: $ 1194
??Insurance: $ included in the mortgage
??Car expenses: $?460?
??Utilities: $ paid by spouse
??Phone, cable, internet: $ paid by spouse
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 909
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423569
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,100.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	8.08%	Starting borrower rate/APR:	9.08% / 12.29%	Starting monthly payment:	$35.02

Auction yield range:	3.18% - 8.08%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Sep-1995	Debt/Income ratio:	22%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$4,895	Occupation:	Biologist
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	41%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	dfgbio	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	720-740 (Latest)
Principal borrowed:	$4,400.00	< mo. late:	0 ( 0% )	680-700 (Oct-2007)
Principal balance:	$1,994.75	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Paying off my credit card
Purpose of loan:
The rest of my credit cards have been consolidated through a credit counseling agency. When I tried to add this card American Express refused. Not surprising since I am paying them 18% on this card. I want to be credit card debt free and this is a good opportunity to pay regular people interest instead of a giant corporation. I will achieve this goal by Thanksgiving of next year with your help.

My financial situation:
I am a biologist who works for the State of California. My job is very stable. I live in an apartment and walk to work everyday so I don't have to worry about emergency home or auto repairs. I am interested in becoming a home owner in the future so paying off these debts is a very high priority for me. I have never defaulted on a loan in my life.

Monthly net income: $ 2400

Monthly expenses: $
??Housing: $ 700
??Insurance: $ 80
??Car expenses: $ 326
??Utilities: $ 30
??Phone, cable, internet: $ 65
??Food, entertainment: $ 250
??Clothing, household expenses $ 25
??Credit cards and other loans: $ 350
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423575
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,400.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 13.45%	Starting monthly payment:	$78.95

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1994	Debt/Income ratio:	10%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	1y 6m
Amount delinquent:	$0	Revolving credit balance:	$2,475	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	30%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Lifthead74	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	720-740 (Latest)
Principal borrowed:	$3,700.00	< mo. late:	0 ( 0% )	640-660 (Mar-2008)
Principal balance:	$1,771.32	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Moving Forward
? My wife, who is separated has filed for divorce.? I will use the loan to pay off an attorney fee to represent me in drafting a divorce agreement.? My wife has proposed a modest settlement offer.? However, she is from Russia and does not have a firm grasp of English.? She has no attorney.? Thus, an attorney I believe is necessary to ensure legal integrity.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423587
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	May-1988	Debt/Income ratio:	21%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	57	Length of status:	1y 4m
Amount delinquent:	$4,024	Revolving credit balance:	$5,204	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	95%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	amo713	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	660-680 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	660-680 (Aug-2008)
Principal balance:	$2,619.76	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Perfect History on 1st Proper Loan
I have had a loan with Prosper for approximately One Year, with no payment issues.

Purpose of Loan: In the last four months, I have had to replace my air conditioner, furnace, washer and dryer...Murphy's Law -- they all crashed at once. I plan on using the loan to pay for these repairs and to pay off other credit card debt.

Summary: I am gainfully employed with a steady paycheck, but was not prepared for these major expenses. I would like to avoid messing up my credit rating any further as I procure the funds necessary to pay for the replacement of these appliances.

My financial situation: I am a good candidate for this loan because despite my financial issues,?I have an excellent payment record with all of my creditors. including my first loan secured with Prosper last year. I am the sole provider in my home -- purchased myself 9 years ago, and have a history of on-time payments. I make very good money, and am also on track for a 23% bonus later this year. I have a structured budget in place -- outlined below,?and my existing income allows for ease in making my?loan payments.

Explanation of DQ: I am no longer DQ due to a recently approved loan mod from my mortgager,?where in order to be approved for the modification, I needed to miss three payments,?however, I was advised that the DQ remains on the account for a few months into the new payment which is in it's second month of on-time payments.

Monthly net income: $ 4,801

Monthly expenses: $ 4,261

Housing:? $1602 (Assoc. Fee $171; $1202 1st mort.; $229 2nd mort.)
Insurance:? $104
Car expenses:? $537 ($437 payment, $100 gas)
Utilities:? $100 (Heat, Elec., Water)
Phone, cable, internet:? $124 (Cable, phone, internet)
Food, entertainment:? $200 ($40/week groceries; $40/month entertainment)
Clothing, household expenses:? $100 (primarily essentials: toiletries, cleaning supplies, etc.)
Credit cards and other loans:? $844 (Personal Loan $499; Prosper Payment $136; CC Min: 5 accounts: $209)
Other expenses:? $200 (Health co-pay; vet, gifts, etc.)
Savings:? $300 (Planning for the future)
Estimated Second Prosper Loan Payment:? $150.00?

LEFT OVER:? $540.00 (If not needed for emergency, will add to Prosper payment)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423599
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,750.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$169.64

Auction yield range:	14.18% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1996	Debt/Income ratio:	6%
Credit score:	620-640 (Sep-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$3,473	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	46%	Stated income:	$100,000+
Delinquencies in last 7y:	26	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Neshat	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	11 ( 79% )	620-640 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	3 ( 21% )	640-660 (May-2008) 540-560 (Nov-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Medical Expenses
Purpose of loan:
Medical expense

My financial situation:
I am paying for my mother's medical expenses, I have a stable job to be able to pay this loan

Monthly net income: $ 10500

Monthly expenses: $
??Housing: $ 900
??Insurance: $ 100
??Car expenses: $ 0
??Utilities: $ 80
??Phone, cable, internet: $ 200
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 500
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420116
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,100.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$95.00

Auction yield range:	14.18% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	May-1995	Debt/Income ratio:	12%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	4y 5m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	speedracer1212	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	660-680 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	660-680 (Jul-2009) 640-660 (Apr-2009) 560-580 (Dec-2007)
Principal balance:	$799.42	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Score raised over 80pts Student Use
Purpose of Loan: This loan will be used to help my son pay off the balance on his tuition and purchase a reliable vehicle for him

My financial situation: I am a good candidate for this loan because when I took my first prosper loan out it was to re-establish my credit after a self-employment disaster in which I filed for bankruptcy. This was one of the most humiliating experiences I have been through and I never want to go through this again. You will see I have no deliquencies on my credit report and my score has gone up over 80 points. I also have a steady and stable job with a prosperous mining company. I have had this job over 4 years and now gross over $75,000 yrly. We have been able to pay cash for everything that came up this year, medical expenses, dental, Christmas, ect. That is the best feeling to not have those piled up.???EARNING YOUR TRUST IS NOT TAKEN LIGHTLY and your loan bid is much appreciated! THIS LOAN WILL ALSO BE PAID BY AUTOMATIC PAYMENTS SO A PAYMENT WILL NEVER BE MISSED. My total Monthly Income is $3900.00 Total Current outgoing is $2,713.00 which currently leaves us $1187 extra monthly.
Monthly net income: $3900
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422782
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.18%	Starting borrower rate/APR:	18.18% / 20.39%	Starting monthly payment:	$543.64

Auction yield range:	17.18% - 17.18%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-1999	Debt/Income ratio:	63%
Credit score:	780-800 (Sep-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	3y 8m
Amount delinquent:	$0	Revolving credit balance:	$162	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	16%	Stated income:	$1-$24,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	diverse-p2ploan	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory for new Bakery
Purpose of loan:
This loan will be used to? buy equipment and supply some start up capitol for a new bakery.

My financial situation:
I am a good candidate for this loan because?I have been professionally baking for almost 4 years and love what I do.? Merced does not have a bakery and I would like to change that.? I am very creative and out going when it comes to baking.? I want to create an atmosphere where people can come, grab a breakfast pastry and a cup of coffee and have a great conversation.? I have many friends and business professionals who are looking forward to this opening.? I already have a long list of customers who are ready and willing to stand behind my business.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423204
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jun-1995	Debt/Income ratio:	42%
Credit score:	600-620 (Sep-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	9	Total credit lines:	58	Length of status:	8y 0m
Amount delinquent:	$485	Revolving credit balance:	$0	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	20	Homeownership:	No
Inquiries last 6m:	0
Screen name:	raboyer03	Borrower's state:	Illinois	Borrower's group:	P2P Financial
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	31 ( 94% )	600-620 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	2 ( 6% )	600-620 (Nov-2006) 600-620 (Oct-2006)
Principal balance:	$736.71	1+ mo. late:	0 ( 0% )
Total payments billed:	33
Description
Pay off Med Bills & Student Loans
Introduction:?Hi, I am a proud mother of 3 wonderful children of which two are still at home with me.? The man in the photo walked out on us when our daughter became very ill.?I?work for?an accounting firm, I have been with them for 9 years.??I will? be using the money to pay?off all medical collections and loans.??

Credit Issues: My negative credit is due to major medical cost in?the last year and a?half due to my daughter became very ill and was in the?hospital for 3 weeks.??During the time that my daughter was in the hospital her grandmother sat with her during the day and I sat with her during the night for her father had walked out on us for he did not want to deal with us.? After my daughter was released from the hospital that is when I found out that my husband whom was to have insurnace on her had cancelled the Medical Insurnace on himself and my daughter, so that left me with all the medical bills to pay.?? The majority of the medical bills that?I have for my daughter have been turned over to collection agencies for the hopistal?and the doctors did not want to wait for their money?The one credit issue that real upsets me?is that?I had a?credit card with CEFCU and?I have paid the balance off, but?they show it?as a write off when in fact?I have proof that it is paid off in full, but CEFCU will not fix it on my credit report.? I?have some personal loans that I pay on every month.? I did file bankruptcy 9 years ago.?

Repayment Ability: I do realize that I am a credit risk, but by consolidating all of my?collection accounts and the loans that?I have?I would be able to save money and rebuild my credit one more time??

Here is my Budget of Monthly Income and Expenses
My Base $2600.00
My Bonus?$1000.00 (receive once a?year)?
Total $3600

Debt
Mtg./Rent-?I do not pay rent, for my parents have been so great to let my two children and myself move into their refinished basement.
Car?Payment $0 ( I own my car)?
Other $575.00 (collection accounts on medical bills and all loans)replace?with Prosper Loan?
Prosper Loan $248.00 (will paid in full in November 2009)

Expenses
Utilities?$0(live in parents refininshed basement)?
Garbage $0 (same as above)
Insurance Car $35.00
Home/Rent $0
Online -?$20.00????
Phone-?$35.00
Gas(car) $75.00
Food $100.00(give this to my parents and we eat with them)
Other- New Prosper Loan $290.00
Misc. (15% pay) $390.00
Total Expenses & Debt = $1768.00
Total Cash Flow = $832.00?

I would like to thank everyone that had faith in me the first time and is willing to help me out?once again,?this means the world to me.? Thank you once again.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423222
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 13.45%	Starting monthly payment:	$115.13

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1998	Debt/Income ratio:	24%
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	18 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$16,278	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	51%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	RecoveringEntrepreneur	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	17 ( 100% )	740-760 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	760-780 (May-2009) 680-700 (Jan-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Consolidating Accounts
Purpose of loan:
This loan will be used to consolidate multiple accounts.

My financial situation:
I am a good candidate for this loan because I am a technical professional doing a great job and was recently promoted.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423228
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	23.68%	Starting borrower rate/APR:	24.68% / 26.98%	Starting monthly payment:	$197.95

Auction yield range:	8.18% - 23.68%	Estimated loss impact:	8.56%
Lender servicing fee:	1.00%	Estimated return:	15.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1993	Debt/Income ratio:	12%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	3y 10m
Amount delinquent:	$0	Revolving credit balance:	$4,730	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	32%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	ladeas	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	700-720 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	680-700 (May-2008)
Principal balance:	$953.87	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Consolidate bills from credit cards
Purpose of loan:
This loan will be used to?consolidate credit cards we used while my husband was out with medical problems.

My financial situation:
I am a good candidate for this loan because?my husband now receives Social Security Disability but we are raising our daughter as well as two grandchildren and would like to consolidate our bills

Monthly net income: $ 2400.00

Monthly expenses: $
??Housing: $ 0
??Insurance: $?102
??Car expenses: $?50
??Utilities: $?200
??Phone, cable, internet: $?50
??Food, entertainment: $?50
??Clothing, household expenses $ 50
??Credit cards and other loans: $?0
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423234
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$21,500.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.90%	Starting borrower rate/APR:	9.90% / 12.01%	Starting monthly payment:	$692.74

Auction yield range:	3.18% - 8.90%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-2004	Debt/Income ratio:	24%
Credit score:	800-820 (Sep-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	3y 10m
Amount delinquent:	$0	Revolving credit balance:	$12,784	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	15%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Banker444	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	7 ( 100% )	800-820 (Latest)
Principal borrowed:	$17,500.00	< mo. late:	0 ( 0% )	640-660 (Jul-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	7
Description
Banker Looking to Consolidate Debt
Thank you for considering my loan.?

Purpose of loan:
Debt consolidation at better rate! Bank Loan Officer looking to reap the benefits of the free market! Seeking to consolidate existing credit card debt in order to "thank" AMEX & VISA for raising my rates unexpectedly.? NEVER MADE A LATE PAYMENT.? 2nd time using prosper.? PAID OFF 1st PROSPER LOAN 2 YEARS EARLY!? Finishing evening MBA program at GA Tech in Spring 2010.

My financial situation:
Young professional climbing the corporate ladder. Recently promoted to?Asset Resolution?Officer in leading (stable) national bank. Never made a late payment let alone missed one. Never. Solid debt-to-income ratio.? Have 401k fund which could be borrowed from in emergency situations and ample availalbe, unused credit.

Current Debt:
Car Loan: $29,490 @ 0% (not paying down with proposed loan)
CC #1 $9,060
CC #2 $11,967TOTAL Short Term Debt: $21,027

Student Loan Balance:? $18,653

Monthly net income: $4,900 net salary + $5000 gross minimum guaranteed quarterly bonuses

Monthly expenses: $
Housing: $ 3,485 (performing mortgage with approx $25K-$55k equity.? debt-to-income combined with wife's $155k salaray 17%)
Insurance: $ 75
Car expenses: $575
Utilities: $ 150
Phone, cable, internet: $ 175
Credit cards and other loans: $150
Proposed Prosper payment: $600
Living Expenses: $400
Total: $2,240
As you can see, I have the necessary income to pay these loans presently and?even more so in the?future as I begin to catch up with the financial rewards of all my hard work. In addition to consolidating my current short term debt to simplify my repayment and free up my available credit lines, I am looking to further?improve my credit score by increasing my percentage of available balances and building on my perfect credit history (up over 100 pts since last loan listing!).
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423240
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$397.60

Auction yield range:	17.18% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Mar-2008	Debt/Income ratio:	18%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	2	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$19	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	tough-affluence	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
START MY BUSINESS!!!
Purpose of loan:
Im asking for help with this loan to start a car business... Repair and performance..... Im a hard worker and the job i have now is not paying well enough. Im a self starter and would like to have the chance to make somthing better of myself. i already have the garage to put the business in i just need the funds to get the lifts and the tools that i dont have to make it happen.. Im greatful to all of you who help me in this matter!! Again... THANKS!
My financial situation:
I make all my bills on time.. never late! My bank always has money in it for my bills!
Monthly net income: $

Monthly expenses: $
??Housing: $ own
??Insurance: $ 100
??Car expenses: $0
??Utilities: $ 45
??Phone, cable, internet: $ 50
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 0
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423258
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.38%	Starting borrower rate/APR:	29.38% / 31.75%	Starting monthly payment:	$631.69

Auction yield range:	11.18% - 28.38%	Estimated loss impact:	10.71%
Lender servicing fee:	1.00%	Estimated return:	17.67%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Dec-1986	Debt/Income ratio:	40%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	11y 1m
Amount delinquent:	$0	Revolving credit balance:	$30,360	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	WoWGamer	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate debt for cash flow
Purpose of loan:
This loan will be used to? Pay off? visa and cut up, pay off motorcycle and short sell it, pay off remainder of furniture bill

My financial situation:
I am a good candidate for this loan because?My wife and I are gainfully employed and not facing layoff. She is a special ed teacher with tenure and I am a computer application developer that is senior in my area. We have always payed our bills on time but we want to put them in one source so as to make it easier to budget.

My financial situation:

Dear lenders,

My income is $66000/yr as a yr?Sr. Application Developer for a State Government .? My credit score is 740. Capitalone will? raise our APR from 10.9 a year to a PREDATORY 17.90% a year. We found this to be absolutey unacceptable, and am now looking to wipe out any and all CC debt. There is no reason for this other than me subsidizing their bad loans. I always paid on time. I want to pay off my motorcycle and then short sell it since I can't get the pay off price out of it. I just want to pay off our small furniture bill before the interest income gets tacked on.

We also want to improve our cash flow to make budgeting easier.

We have assets saved up to the amount of? over $100k in retirement 401k savings, and a teacher pension plan that could be used to pay off all of our credit card debt; however, I'd rather not touch anything that would jeopardize our future. My financials listed below clearly shows my ability to pay back the loan amount that I'm asking for.?

We have also?never been delinquent in any payment for anything ever. We are both?fiscally responsible . Both my wife and I have graduate degrees, and have jobs that we love doing (she's a kindergarten teacher with a $70k salary and an 760+ credit score).

Monthly income: $ 8500

Monthly Expenses
Mortgage: $1100 ?????????
Car: $787
Utilities: $155 gas and electric????????????????? ????????????????????????????
Student Loans: $129
Credit Card: 400

Thank you for bidding.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423358
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$588.07

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-1994	Debt/Income ratio:	62%
Credit score:	620-640 (Sep-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	44	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$10,297	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	73%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	18	Homeownership:	No
Inquiries last 6m:	1
Screen name:	LAKEGIRL2277	Borrower's state:	California	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	620-640 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	660-680 (Mar-2008) 640-660 (Sep-2007) 620-640 (Jul-2007)
Principal balance:	$3,940.57	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
pay off bills,braces,commute car
Hi everyone I would really appreciate this loan to have 1 payment obligation and to help improve my credit score.? my husband equivillant makes about 6500.00 mo and pays for house hold and auto expenses.? I am a waitress with 20 yrs experiance? they would not let me enter that income for the second job which is about 1200.00 a month par time pluse my current full time job where i am in? college admissions. I pay for the food, gas and ent + extras for our household.? I believe my DTI is so high because both auto loans are in my name because I could qualify for the 0% intrest loans. I am very stable in my home and at my place of work and could easily afford to pay this this loan off on time and current. my first loan i recieved form prosper is current and half way payed off so I would hope that my stable work history and loan payment credit history would be favorable to me. I am using the money to pay for my sons braces extra commute car and pay off some bills that charged from the passing of my beagle.

Thank you for your consideration??

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423412
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.33%	Starting borrower rate/APR:	12.33% / 14.47%	Starting monthly payment:	$250.29

Auction yield range:	4.18% - 11.33%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1993	Debt/Income ratio:	26%
Credit score:	760-780 (Sep-2009)	Current / open credit lines:	5 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$8,155	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	11	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Short_Term_Loan_Requested	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	10 ( 100% )	760-780 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	720-740 (Oct-2008) 700-720 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
Paying off CitiBank Mastercard
Purpose of loan:
This loan will be used to pay off my CitiBank Mastercard.? I was recently notified my intrest rate would be increasing,?I pay more than required and have not been late.

My financial situation:
I am a good candidate for this loan.?? Like most of you I am trying to keep expenses down, Citibank raising my interest was a surprise!??I would very much like to pay off the card.? I have had a previous loan through Prosper (paid in full 18 months), stable employment history.?

Thank you in advance for your time and consideration
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423424
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.18%	Starting borrower rate/APR:	12.18% / 14.31%	Starting monthly payment:	$166.50

Auction yield range:	11.18% - 11.18%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Apr-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-780 (Sep-2009)	Current / open credit lines:	1 / 1	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	8	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$728	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	4%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	L_B	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Kitchen Incubator LLC Facility
This loan will be used as additional facility construction for Kitchen Incubator, a culinary business incubator and caf? in historic downtown Houston, TX. We supply hourly rentals in fully licensed and equipped commercial kitchens along with a comprehensive suite of consulting and technical services for culinary businesses. Our client list is currently over 100 members consisting of new and established business eagerly awaiting the grand opening of our kitchens.

As the only provider of commercial kitchen rentals in the Houston area, we meet growing demand for a new product.

Our capital needs are as follows:
$150,000 for Facility build-out and construction
$50,000 for kitchen equipment and supplies

($50,000) Owner's Equity Injection
($50,000) Landlord's Injection
($25,000) Grant from the City of Houston's Downtown Development District
($50,000) Small Business Loan from the ACCION TEXAS Development Group

= $25,000 additional financing needed

My financial situation:
As a former investment banker and graduate of the nation's top program in Entrepreneurship, I have a strong business background. My partner has over 20 yeas experience in business management as Chief of Staff for a national laboratory. We both have excellent credit ratings, impressive resumes, a strong asset base and have an alternative cash flow in excess of $100,000 (partner's annual income).

We are pre-approved for bank debt upon opening our doors and generating cash flow.

Kitchen Incubator has a solid and comprehensive business plan with detailed five-year projections. If you are interested in this unique funding opportunity, please contact me for the Privacy Memorandum that will allow us to send you our Business Plan. I assure you that upon seeing our plan, you will realize that this is a solid investment in a new and growing industry.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423430
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	17.18% - 19.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Oct-1991	Debt/Income ratio:	Not calculated
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	15 / 11	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	58	Length of status:	4y 0m
Amount delinquent:	$79,225	Revolving credit balance:	$22,808	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	54%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	7
Screen name:	joyful-commerce	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Advertising Expense 4th Qtr
Purpose of loan:
I own one of the largest home organizing franchises in Ohio.? The fourth quarter is difficult for cash flow purposes and rather than lay off many of my workers for several months, I would like to be able to keep them on payroll by increasing advertising in the months of November and December in order increase sales and therefore increase installations.? Without the increased cash flow, I will not be able to pay for the advertising.

My financial situation:
I am a good candidate for this loan because the franchise I own is also the largest franchise of its type in the US.? Being part of a franchise means that our corporate will do what is necessary to make sure that we are operating in the black.? They, however do not give loans for cash flow purposes.? I DO have 1 outstanding collection due to American Express not updating their system properly.? This is in court and will be resolved.? Note all other payments have been on time.

Monthly net income:? Varies.? Employees are paid first.

Monthly expenses: $
??Housing: $ 900
??Insurance: $ 120
??Car expenses: $0?
??Utilities: $ 100
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423566
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$143.60

Auction yield range:	11.18% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1988	Debt/Income ratio:	45%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	24 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	48	Length of status:	9y 1m
Amount delinquent:	$0	Revolving credit balance:	$26,398	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	49%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	blue-asset-violin	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off credit cards with high interest rates.

My financial situation:
I am a good candidate for this loan because I have been working toward increasing my credit score and pay my bills on time.?My credit score has been worse in the past and?it has increased gradually in the past?five years. I?had late payments in the past because I was?juggling life as a single mother, taking college courses, and working part-time jobs. I have been working as a full-time teacher now for ten years with a gradual increase in pay each year.

Monthly net income: $ 2800

Monthly expenses: $
??Housing: $ 400
??Insurance: $ 200
??Car expenses: $ 450
??Utilities: $ 150
??Phone, cable, internet: $ 100
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423572
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,100.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	12.99%	Starting borrower rate/APR:	13.99% / 16.15%	Starting monthly payment:	$105.94

Auction yield range:	4.18% - 12.99%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	10.84%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-2000	Debt/Income ratio:	45%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	16 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	4y 9m
Amount delinquent:	$0	Revolving credit balance:	$19,355	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	68%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Coolwatern	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Card Debt
Purpose of loan:
The purpose of this loan is to pay off some high interest credit card debt at a lower rate.

My financial situation:
I am a good candidate for this loan because I have good credit and pay all of?my bills on time

Monthly Net Income: $2200
Housing????????? $505
Insurance??????? $50
Auto Loans???? $325
Utilities???????????$175
Food?????????????? $150
Credit Cards??? $600
Doctor Bills???? $50
Internet?????????? $25
Gas??????????????? $300

? Total??????????? $2180

Thanks for looking at my auction?and hopefully you can help me.
If you have any questions please ask.
Information in the Description is not verified.